EXHIBIT 99.1

T-Mobile Delivers Record Financial Results in Q3 2017,
Raises Guidance for 2017 - Once Again

Records for Service Revenues, Net Cash Provided by Operating Activities and Free Cash Flow with Strong Net Income of $550 Million, and Record Q3 Adjusted EBITDA of $2.8 Billion

Strong Financial Performance (all percentages year-over-year):

•	Record service revenues of $7.6 billion, up 7% - expect to lead industry in growth for 14th quarter in a row

•	$10.0 billion total revenues, up 8% - expect to lead the industry in growth for 17th time in last 18 quarters

•	Strong net income of $550 million, up 50%. Diluted earnings per share ("EPS") of $0.63, up 50%

•	Record Q3 $2.8 billion Adjusted EBITDA, up 5%(1). Adjusted EBITDA excluding spectrum gains up 12%

•	Record net cash provided by operating activities of $2.4 billion, up 36%

•	Record free cash flow of $921 million, up 59%(1)
Customer Growth Expected to Lead the Industry:
•1.3 million total net additions - 18 straight quarters of adding more than 1 million
•817,000 total branded postpaid net additions - expect to lead industry for the 7th consecutive quarter
•595,000 branded postpaid phone net additions - expect to lead the industry for the 15th consecutive quarter
•226,000 branded prepaid net additions - led by the success of MetroPCS

•	1.23% postpaid phone churn - down 9 bps YoY

Strong Network and Distribution Expansion:

•	316 million Americans covered today and targeting 321 million by the end of 2017

•	15 quarters in a row with the fastest download and upload speeds - widening the gap versus the competition

•
600 MHz deployment underway, more than 1.2 million sq mi to be clear in 2017, first sites lit up in Q3, first handset hit the market in October with another device expected to be ready for the 2017 Holiday season

•	3,000 total new stores planned for 2017, with 1,200 new T-Mobile and 1,300 net new MetroPCS stores opened year-to-date

Continued strong outlook for 2017:

•	Raising and narrowing guidance range for branded postpaid net customer additions to 3.3 - 3.6 million from 3.0 - 3.6 million

•	Net income is not available on a forward looking basis(2)

•
Raising and narrowing Adjusted EBITDA target for the second time this year to $10.8 - $11.0 billion from $10.5 - $10.9 billion, which includes unchanged guidance on leasing revenues of $0.85 - $0.95 billion(1)

•	Maintaining guidance of $4.8 - $5.1 billion of cash purchases of property and equipment, excluding capitalized interest; expect to be at the high end of our guidance range

•	Three-year compound annual growth rates (CAGRs) for net cash provided by operating activities and free cash flow from FY 2016 to FY 2019 remain unchanged at 15% - 18% and 45% - 48%, respectively(1)

________________________________________________________________

(1)
Adjusted EBITDA is a non-GAAP financial measure and Free Cash Flow is a non-GAAP financial metric. These non-GAAP financial items should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial items to the most directly comparable GAAP financial items are provided in the financial tables on pages 7 - 10.

(2)
T-Mobile is not able to forecast net income on a forward looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income including, but not limited to, income tax expense, stock based compensation expense and interest expense. Adjusted EBITDA should not be used to predict net income as the difference between the two measures is variable.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

BELLEVUE, Wash. - October 23, 2017 - T-Mobile US, Inc. (NASDAQ: TMUS) reported record financial results in the third quarter of 2017 with best-ever service revenues, net cash provided by operating activities and free cash flow. The Un-carrier also posted strong net income and record Q3 Adjusted EBITDA. These results demonstrate our ability to translate customer growth into financial growth as we continue to generate momentum. In Q3, we delivered strong customer results across the board including 1.3 million total net customer additions. That marks 18 consecutive quarters that T-Mobile has added more than 1 million total customers and we expect to continue leading the industry in postpaid phone growth again in Q3. As a result of this continued strong performance, we are raising our guidance for 2017 - again.

Customers are continuing to choose T-Mobile over the competition because they get more value for their hard-earned dollar. Q3 was no different as we unveiled our latest industry changing move: Netflix on Us. The carriers focus on pushing bigger, fatter, pricier packages of content and services on their customers, while T-Mobile partnered with Netflix to give customers what they want - at no extra cost. In addition, customers are finding out that America’s Best Unlimited Network just keeps getting better. We continue to expand the depth and breadth of our network, and started rolling out 600 MHz spectrum in Q3 well ahead of schedule. The network expansion has enabled our distribution expansion, which is progressing ahead of schedule, and will bring real competition to every corner of the U.S. and sets T-Mobile up for more growth in the future.

"Just step back and look at these financial results - they’re incredible! Record service revenues, record free cash flow, record Q3 Adjusted EBITDA - and that’s on top of 18 quarters in a row with more than one million customers added," said John Legere, President and CEO of T-Mobile. "We’re delivering results that no one else can match and have proven time and time again that we know how to fight for customers and win for shareholders. We won’t stop!"

Strong Financial Performance
Our strong financial performance in Q3 2017 continues to prove T-Mobile's Un-carrier strategy is a winning formula.

(in millions, except Diluted EPS)	Quarter			Nine Months Ended September 30,		Q3 2017 vs. Q2 2017	Q3 2017 vs. Q3 2016	2017 vs. 2016
	Q3 2017	Q2 2017	Q3 2016	2017	2016
Total service revenues	$7,629	$7,445	$7,133	$22,403	$20,599	2%	7%	9%
Total revenues (1)	10,019	10,213	9,305	29,845	27,256	(2)%	8%	9%
Net income	550	581	366	1,829	1,070	(5)%	50%	71%
Diluted EPS	0.63	0.67	0.42	2.10	1.24	(6)%	50%	69%
Adjusted EBITDA (1)	2,822	3,012	2,689	8,502	8,032	(6)%	5%	6%
Cash purchases of property and equipment, including capitalized interest	1,441	1,347	1,159	4,316	3,843	7%	24%	12%
Net cash provided by operating activities	2,362	1,829	1,740	5,904	4,533	29%	36%	30%
Free Cash Flow	921	482	581	1,588	690	91%	59%	130%

(1)
The amortized imputed discount on EIP receivables previously recognized as Interest income has been retrospectively reclassified as Other revenues. The effects of this change in accounting principle are provided in the financial tables.

•
Total service revenues increased 7% year-over-year in Q3 2017 to $7.6 billion which is expected to mark the 14th quarter in a row that T-Mobile has led the industry in year-over-year service revenue percentage growth. The negative impact from hurricanes was $31 million in Q3 2017.

•
Total revenues increased 8% in Q3 2017 to $10.0 billion which is expected to mark the 17th time in the last 18 quarters that T-Mobile has led the industry in total revenue percentage growth year-over-year. The negative impact from hurricanes was $39 million in Q3 2017.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

•
Branded postpaid phone Average Revenue per User (ARPU) was $46.93 in Q3 2017, down 0.3% from Q2 2017 and down 2.5% from Q3 2016 primarily due to the continued adoption of T-Mobile ONE including taxes and fees, dilution from promotional activities and negative hurricane related impacts of $0.19, partially offset by the impact of the MVNO transaction and Data Stash for the year-over-year period. T-Mobile continues to expect that branded postpaid phone ARPU in full-year 2017 will be generally stable compared to full-year 2016, with some quarterly variations driven by the actual migrations to T-Mobile ONE rate plans, inclusive of Un-carrier Next.

•
Branded prepaid ARPU was a record-high $38.93 in Q3 2017, up 2.4% from Q3 2016, primarily due to continued growth of MetroPCS customers who generate higher ARPU, partially offset by negative hurricane related impacts of $0.18.

•
Net income increased 50% year-over-year in Q3 2017 to $550 million. Net income as a percentage of service revenue was 7% in Q3 2017, up from 5% in Q3 2016. The negative impact on net income from hurricane related losses in Texas, Florida and Puerto Rico from lost revenue, assets damaged or destroyed and other costs incurred was $90 million in Q3 2017. As of September 30, 2017, our assessment of losses is ongoing and we expect additional expenses to be incurred and customer activity to be impacted in Q4 2017 primarily related to our operations in Puerto Rico. We have not recognized any potential insurance recoveries related to those hurricane losses as we continue to assess the damage and work with our insurance carriers.

•	Diluted EPS increased 50% year-over-year in Q3 2017 to $0.63. The negative impact from hurricanes for Q3 2017 was $0.10.

•
Adjusted EBITDA increased 5% year-over-year in Q3 2017 to a Q3 record-high of $2.8 billion primarily from higher service revenues and lower losses on equipment, partially offset by higher SG&A costs, higher cost of services expense, lower gains on disposal of spectrum licenses and a $148 million negative impact from hurricanes. Excluding spectrum gains from all periods, Adjusted EBITDA growth was 12% year-over-year. Adjusted EBITDA margin as a percentage of service revenue was 37% in Q3 2017, down from 38% in Q3 2016. The decrease was primarily driven by lower gains on disposal of spectrum licenses compared to prior year period.

•	Cash purchases of property and equipment increased 24% year-over-year in Q3 2017 to $1.4 billion and included capitalized interest of $29 million in Q3 2017 compared to $17 million in Q3 2016.

•
Net cash provided by operating activities increased 36% year-over-year in Q3 2017 to $2.4 billion. The increase was primarily due to higher net income and higher non-cash adjustments to net income and a lower net use from working capital changes.

•
Free cash flow increased 59% year-over-year in Q3 2017 to a record $921 million. The increase was primarily due to the increase in net cash provided by operating activities, partially offset by an increase in cash purchases of property and equipment.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

Customer Growth Expected to Lead the Industry
We listen to customers, solve their pain points and give them unmatched service on America's Best Unlimited Network. Our formula is simple, but our straightforward approach has completely disrupted the wireless industry for nearly half a decade and forced the competition to respond to our moves.

	Quarter			Nine Months Ended September 30,
(in thousands, except churn)	Q3 2017	Q2 2017	Q3 2016	2017	2016
Total net customer additions	1,329	1,333	1,970	3,804	6,072
Branded postpaid net customer additions	817	817	969	2,548	2,900
Branded postpaid phone net customer additions (1)	595	533	851	1,926	2,374
Branded postpaid other customers (1)	222	284	118	622	526
Branded prepaid net customer additions	226	94	684	706	1,967
Total customers, end of period (2)	70,731	69,562	69,354	70,731	69,354
Branded postpaid phone churn	1.23%	1.10%	1.32%	1.18%	1.30%

(1)
During the third quarter of 2017, we retitled our “Branded postpaid mobile broadband customers” category to “Branded postpaid other customers” and reclassified 253,000 DIGITS customer net additions from our “Branded postpaid phone customers” category for the second quarter of 2017, when the DIGITS product was released.

(2)
We believe current and future regulatory changes have made the Lifeline program offered by our wholesale partners uneconomical. We will continue to support our wholesale partners offering the Lifeline program, but have excluded the Lifeline customers from our reported wholesale subscriber base resulting in the removal of 160,000 and 4,368,000 reported wholesale customers as of the beginning of the third quarter of 2017 and the second quarter of 2017, respectively. No further Lifeline adjustments are expected in future periods.

•
Total net customer additions were 1.3 million in Q3 2017, bringing our total customer count to 70.7 million. Q3 2017 marks 18 straight quarters in which T-Mobile generated more than 1 million total net customer additions.

•	Branded postpaid net customer additions were 817,000 in Q3 2017, which is expected to lead the industry for the 7th consecutive quarter.

•
Branded postpaid phone net customer additions were 595,000 in Q3 2017, driven by back to school seasonality and strong customer response to promotional activities and Un-carrier initiatives, including Netflix On Us. Q3 2017 is expected to mark the 15th consecutive quarter that T-Mobile has led the industry in this category. While growth accelerated sequentially, the increase was less than last year primarily due to lower gross customer additions from increased competitive activity in the marketplace, the split and shift in iPhone launch timing and the negative impact from hurricanes. Branded postpaid phone churn was 1.23% in Q3 2017, down 9 basis points from Q3 2016.

•
Branded prepaid net customer additions were 226,000 in Q3 2017, down year-over-year due to higher deactivations from a growing customer base and increased competitive activity in the marketplace. Branded prepaid net customer additions were up sequentially primarily due to the success of MetroPCS promotions in the quarter and lower churn for legacy T-Mobile prepaid customers, partially offset by higher MetroPCS deactivations from increased competitive activity in the marketplace. Branded prepaid churn was 4.25% in Q3 2017, up 34 basis points compared to Q2 2017 and up 43 basis points compared to Q3 2016.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

Strong Network and Distribution Expansion
Our network and distribution expansion is allowing us to bring America's Best Unlimited Network to every coverable inch of the country and provide rural America with real wireless choice. Our network remains the fastest in America, a title we have held for the last 15 quarters in a row. With more spectrum being cleared and deployed and the implementation of new technology, we will continue to broaden and deepen our coverage for the benefit of all customers.

During Q3 2017, we have continued to make investments to expand and improve our network including:

•
Clearing and deploying 600 MHz spectrum. At least 10 MHz covering more than 1.2 million square miles will be clear and ready to deploy in 2017, with one compatible device out already and another expected to be ready for the 2017 holiday season. We also expect the majority of new devices introduced in 2018 to be compatible with our 600 MHz spectrum. We have deployed 600 MHz spectrum in Cheyenne, Wyoming and Scarborough, Maine and expect to have additional cities and areas in multiple states come online in 2017. We will also use a portion of our 600 MHz spectrum holdings to deploy America’s first nationwide 5G network in the 2019 / 2020 time frame.

•	Expanding our 4G LTE coverage breadth to 316 million people. We are targeting 4G LTE coverage of 321 million people by the end of 2017.

•
Growing our distribution footprint by 30 to 40 million POPs from the beginning of 2016 through year-end 2017. We plan to open 3,000 stores in 2017, including 1,500 T-Mobile stores and 1,500 MetroPCS stores. To date, we have built 1,200 new T-Mobile stores and 1,300 net new MetroPCS stores.

Continued strong outlook for 2017
We are raising and narrowing our postpaid net customer additions guidance to 3.3 - 3.6 million from 3.0 - 3.6 million.

Net income is not available on a forward looking basis.

We are raising and narrowing our Adjusted EBITDA target for the second time this year to between $10.8 and $11.0 billion, up from the prior guidance range of $10.5 - $10.9 billion. Our Adjusted EBITDA target includes unchanged guidance on leasing revenues of $0.85 - $0.95 billion.

The guidance for cash purchases of property and equipment, excluding capitalized interest, is unchanged at $4.8 - $5.1 billion, but we expect to be at the high end of the guidance range.

The three-year CAGRs guidance for net cash provided by operating activities and Free Cash Flow from full-year 2016 to full-year 2019 also remains unchanged at 15% - 18% and 45% - 48%, respectively.
________________________________________________________________

Financial Results
For more details on T-Mobile’s Q3 2017 financial results, including the Investor Factbook with detailed financial tables and reconciliations of certain historical non-GAAP measures disclosed in this release to the most comparable measures under GAAP, please visit T-Mobile US, Inc.'s Investor Relations website at http://investor.T-Mobile.com.

Check out the video blog from John Legere, covering our quarterly results here newsroom.t-mobile.com/q3-2017.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

T-Mobile Social Media
Investors and others should note that we announce material financial and operational information to our investors using our investor relations website, press releases, SEC filings and public conference calls and webcasts. We also intend to use the @TMobileIR Twitter account (https://twitter.com/TMobileIR) and the @JohnLegere Twitter (https://twitter.com/JohnLegere), Facebook and Periscope accounts, which Mr. Legere also uses as a means for personal communications and observations, as means of disclosing information about the Company and its services and for complying with its disclosure obligations under Regulation FD. The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described above may be updated from time to time as listed on our investor relations website.

About T-Mobile US, Inc.
As America's Un-carrier, T-Mobile US, Inc. (NASDAQ: TMUS) is redefining the way consumers and businesses buy wireless services through leading product and service innovation. Our advanced nationwide 4G LTE network delivers outstanding wireless experiences to 70.7 million customers who are unwilling to compromise on quality and value. Based in Bellevue, Washington, T-Mobile US provides services through its subsidiaries and operates its flagship brands, T-Mobile and MetroPCS. For more information, please visit http://www.t-mobile.com or join the conversation on Twitter using $TMUS.

Forward-Looking Statements
This news release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Any statements made herein that are not statements of historical fact, including statements about T-Mobile US, Inc.'s plans, outlook, beliefs, opinions, projections, guidance, strategy, store openings, deployment of spectrum and expected network modernization and other advancements, are forward-looking statements. Generally, forward-looking statements may be identified by words such as "anticipate," "expect," "suggests," "plan," “project,” "believe," "intend," "estimates," "targets," "views," "may," "will," "forecast," and other similar expressions. The forward-looking statements speak only as of the date made, are based on current assumptions and expectations, and involve a number of risks and uncertainties. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: adverse economic or political conditions in the U.S. and international markets; competition in the wireless services market, including new competitors entering the industry as technologies converge; the effects any future merger or acquisition involving us, as well as the effects of mergers or acquisitions in the technology, media and telecommunications industry; challenges in implementing our business strategies or funding our wireless operations, including payment for additional spectrum or network upgrades; the possibility that we may be unable to renew our spectrum licenses on attractive terms or acquire new spectrum licenses at reasonable costs and terms; difficulties in managing growth in wireless data services, including network quality; material changes in available technology; the timing, scope and financial impact of our deployment of advanced network and business technologies; the impact on our networks and business from major technology equipment failures; breaches of our and/or our third party vendors’ networks, information technology and data security; natural disasters, terrorist attacks or similar incidents; existing or future litigation; any changes in the regulatory environments in which we operate, including any increase in restrictions on the ability to operate our networks; any disruption or failure of our third parties’ or key suppliers’ provisioning of products or services; material adverse changes in labor matters, including labor campaigns, negotiations or additional organizing activity, and any resulting financial, operational and/or reputational impact; the ability to make payments on our debt or to repay our existing indebtedness when due; adverse change in the ratings of our debt securities or adverse conditions in the credit markets; changes in accounting assumptions that regulatory agencies, including the Securities and Exchange Commission (“SEC”), may require, which could result in an impact on earnings; and changes in tax laws, regulations and existing standards and the resolution of disputes with any taxing jurisdictions; and other risks described in our filings with the SEC, including those described in our most recently filed Annual Report on Form 10-K. You should not place undue reliance on these forward-looking statements. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Press Contact:	Investor Relations Contact:
Media Relations	Nils Paellmann
T-Mobile US, Inc.	T-Mobile US, Inc.
mediarelations@t-mobile.com	877-281-TMUS or 212-358-3210
http://newsroom.t-mobile.com	investor.relations@t-mobile.com
http://investor.t-mobile.com

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

T-Mobile US, Inc.
Effect of Change in Accounting Principle
(Unaudited)

Effective January 1, 2017, we began presenting the amortization of the imputed discount on our Equipment Installment Plan (“EIP”) receivables as Other revenue on our Condensed Consolidated Statements of Comprehensive Income. Prior to the change, the imputed interest was presented as Interest income. We made this change to provide a better representation of amounts earned from our major ongoing operations, align with industry practice and enhance comparability. We have applied this change in accounting principle retrospectively and presented the effect of the change in the table below. For additional information, see Note 1 - Basis of Presentation of the Notes to the Consolidated Financial Statements included in Part I, Item 1 of our Form 10-Q to be filed on or about October 23, 2017.

(in millions, except for margin %'s and Net Debt Ratios)	Quarter							Nine Months Ended September 30,
	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	2016	2017
EIP imputed discount	$65	$65	$59	$59	$62	$68	$74	$189	$204

Other revenue - as adjusted	$235	$211	$224	$249	$241	$262	$272	$670	$775
Other revenues - unadjusted	170	146	165	190	179	194	198	481	571

Total revenues - as adjusted	$8,664	$9,287	$9,305	$10,234	$9,613	$10,213	$10,019	$27,256	$29,845
Total revenues - unadjusted	8,599	9,222	9,246	10,175	9,551	10,145	9,945	27,067	29,641

Operating income - as adjusted	$1,168	$833	$1,048	$1,001	$1,037	$1,416	$1,323	$3,049	$3,776
Operating income - unadjusted	1,103	768	989	942	975	1,348	1,249	2,860	3,572

Interest income - as adjusted	$3	$3	$3	$4	$7	$6	$2	$9	$15
Interest income - unadjusted	68	68	62	63	69	74	76	198	219

Total other expense, net - as adjusted	$(417)	$(461)	$(450)	$(395)	$(430)	$(482)	$(417)	$(1,328)	$(1,329)
Total other expense, net - unadjusted	(352)	(396)	(391)	(336)	(368)	(414)	(343)	(1,139)	(1,125)

Net income - as adjusted	$479	$225	$366	$390	$698	$581	$550	$1,070	$1,829
Net income - unadjusted	479	225	366	390	698	581	550	1,070	1,829

Adjusted EBITDA - as adjusted	$2,814	$2,529	$2,689	$2,607	$2,668	$3,012	$2,822	$8,032	$8,502
Adjusted EBITDA - unadjusted	2,749	2,464	2,630	2,548	2,606	2,944	2,748	7,843	8,298

Net income margin - as adjusted	7%	3%	5%	5%	10%	8%	7%	5%	8%
Net income margin - unadjusted	7%	3%	5%	5%	10%	8%	7%	5%	8%

Adjusted EBITDA margin - as adjusted	43%	37%	38%	36%	36%	40%	37%	39%	38%
Adjusted EBITDA margin - unadjusted	42%	36%	37%	35%	36%	40%	36%	38%	37%

Last twelve months Net income - as adjusted	$1,275	$1,139	$1,367	$1,460	$1,679	$2,035	$2,219	N/A	N/A
Last twelve months Net income - unadjusted	1,275	1,139	1,367	1,460	1,679	2,035	2,219	N/A	N/A

Last twelve months Adjusted EBITDA - as adjusted (1)	$9,124	$9,723	$10,396	$10,639	$10,493	$10,976	$11,109	N/A	N/A
Last twelve months Adjusted EBITDA - unadjusted (1)	8,754	9,401	10,123	10,391	10,248	10,728	10,846	N/A	N/A

Net Debt (excluding Tower Obligations) to Last Twelve Months Net income - as adjusted	15.6	19.2	16.4	15.3	13.5	13.9	12.4	N/A	N/A
Net Debt (excluding Tower Obligations) to Last Twelve Months Net income - unadjusted	15.6	19.2	16.4	15.3	13.5	13.9	12.4	N/A	N/A

Net Debt (excluding Tower Obligations) to LTM Adjusted EBITDA Ratio - as adjusted	2.2	2.3	2.2	2.1	2.2	2.6	2.5	N/A	N/A
Net Debt (excluding Tower Obligations) to LTM Adjusted EBITDA Ratio - unadjusted	2.3	2.3	2.2	2.1	2.2	2.6	2.5	N/A	N/A
(1) For purposes of Last twelve months Adjusted EBITDA, prior quarterly adjustments were as follows:

	Quarter
(in millions)	Q2 2015	Q3 2015	Q4 2015
EIP imputed discount	$113	$108	$84

Net income - as adjusted	$361	$138	$297
Net income - unadjusted	361	138	297

Adjusted EBITDA - as adjusted	$1,930	$2,016	$2,364
Adjusted EBITDA - unadjusted	1,817	1,908	2,280

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Press Release includes non-GAAP financial measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. T-Mobile is not able to forecast net income on a forward looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income including, but not limited to, income tax expense, stock based compensation expense and interest expense. Adjusted EBITDA should not be used to predict net income as the difference between the two measures is variable. We made an accounting change in 2017 to include imputed interest associated with EIP receivables in Other revenues which will be included in Adjusted EBITDA.

Adjusted EBITDA is reconciled to net income as follows:

	Quarter										Nine Months Ended September 30,
(in millions)	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	2016	2017
Net income	$361	$138	$297	$479	$225	$366	$390	$698	$581	$550	$1,070	$1,829
Adjustments:
Interest expense	257	262	305	339	368	376	335	339	265	253	1,083	857
Interest expense to affiliates	92	121	134	79	93	76	64	100	131	167	248	398
Interest income (1)	(1)	(1)	(1)	(3)	(3)	(3)	(4)	(7)	(6)	(2)	(9)	(15)
Other (income) expense, net	(1)	1	3	2	3	1	—	(2)	92	(1)	6	89
Income tax expense (benefit)	2	100	184	272	147	232	216	(91)	353	356	651	618
Operating income (1)	710	621	922	1,168	833	1,048	1,001	1,037	1,416	1,323	3,049	3,776
Depreciation and Amortization	1,075	1,157	1,369	1,552	1,575	1,568	1,548	1,564	1,519	1,416	4,695	4,499
Cost of MetroPCS business combination (2)	34	193	21	36	59	15	(6)	—	—	—	110	—
Stock-based compensation (3)	71	43	52	53	61	57	64	67	72	83	171	222
Other, net (3)	40	2	—	5	1	1	—	—	5	—	7	5
Adjusted EBITDA (1)	$1,930	$2,016	$2,364	$2,814	$2,529	$2,689	$2,607	$2,668	$3,012	$2,822	$8,032	$8,502

(1)
The amortized imputed discount on EIP receivables previously recognized as Interest income has been retrospectively reclassified as Other revenues. See the Effect of Change in Accounting Principle table for further detail.

(2)	Beginning Q1 2017, we will no longer separately present Cost of MetroPCS business combination as it is insignificant.

(3)
Stock-based compensation includes payroll tax impacts and may not agree to stock based compensation expense in the condensed consolidated financial statements. Other, net may not agree to the Condensed Consolidated Statements of Comprehensive Income primarily due to certain non-routine operating activities, such as other special items that would not be expected to reoccur, and are therefore excluded in Adjusted EBITDA.

Adjusted EBITDA - Earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization expense, non-cash Stock-based compensation and certain expenses not reflective of T-Mobile's ongoing operating performance. Adjusted EBITDA margin represents Adjusted EBITDA divided by service revenues. Adjusted EBITDA is a non-GAAP financial measure utilized by T-Mobile's management to monitor the financial performance of our operations. T-Mobile uses Adjusted EBITDA internally as a metric to evaluate and compensate its personnel and management for their performance, and as a benchmark to evaluate T-Mobile's operating performance in comparison to its competitors. Management believes analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate overall operating performance and facilitate comparisons with other wireless communications companies because it is indicative of T-Mobile's ongoing operating performance and trends by excluding the impact of interest expense from financing, non-cash depreciation and amortization from capital investments, non-cash stock-based compensation, network decommissioning costs as they are not indicative of T-Mobile's ongoing operating performance and certain other nonrecurring expenses. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for income from operations, net income or any other measure of financial performance reported in accordance with GAAP.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Net debt (excluding Tower Obligations) to last twelve months Net income and Adjusted EBITDA ratios are calculated as follows:

(in millions, except net debt ratio)	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017
Short-term debt	$365	$258	$325	$354	$7,542	$522	$558
Short-term debt to affiliates	—	—	—	—	—	680	—
Long-term debt	20,505	21,574	21,825	21,832	13,105	13,206	13,163
Long-term debt to affiliates	5,600	5,600	5,600	5,600	9,600	14,086	14,586
Less: Cash and cash equivalents	(3,647)	(5,538)	(5,352)	(5,500)	(7,501)	(181)	(739)
Less: Short-term investments	(2,925)	—	—	—	—	—	—
Net debt (excluding Tower Obligations)	$19,898	$21,894	$22,398	$22,286	$22,746	$28,313	$27,568
Divided by: Last twelve months Net income	$1,275	$1,139	$1,367	$1,460	$1,679	$2,035	$2,219
Net Debt (excluding Tower Obligations) to last twelve months Net income	15.6	19.2	16.4	15.3	13.5	13.9	12.4
Divided by: Last twelve months Adjusted EBITDA (1)	$9,124	$9,723	$10,396	$10,639	$10,493	$10,976	$11,109
Net Debt (excluding Tower Obligations) to last twelve months Adjusted EBITDA Ratio (1)	2.2	2.3	2.2	2.1	2.2	2.6	2.5

(1)
The amortized imputed discount on EIP receivables previously recognized as Interest income has been retrospectively reclassified as Other revenues. See Change in Accounting Principle table for further detail.

Net debt - Short-term debt, short-term debt to affiliates, long-term debt (excluding tower obligations), and long-term debt to affiliates, less cash and cash equivalents and short-term investments.

Free cash flow is calculated as follows:

	Quarter							Nine Months Ended September 30,
(in millions)	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	2016	2017
Net cash provided by operating activities	$1,025	$1,768	$1,740	$1,602	$1,713	$1,829	$2,362	$4,533	$5,904
Cash purchases of property and equipment	(1,335)	(1,349)	(1,159)	(859)	(1,528)	(1,347)	(1,441)	(3,843)	(4,316)
Free Cash Flow	$(310)	$419	$581	$743	$185	$482	$921	$690	$1,588
Net cash used in investing activities	$(1,860)	$(667)	$(1,859)	$(1,294)	$(1,550)	$(7,133)	$(1,455)	$(4,386)	$(10,138)
Net cash (used in) provided by financing activities	$(100)	$790	$(67)	$(160)	$1,838	$(2,016)	$(349)	$623	$(527)
Free Cash Flow - Net cash provided by operating activities less cash purchases of property and equipment. Free Cash Flow is utilized by T-Mobile's management, investors, and analysts to evaluate cash available to pay debt and provide further investment in the business.

Free cash flow three-year CAGR is calculated as follows:

	FY	FY
(in millions, except CAGR Range)	2016	2019 Guidance Range		CAGR Range
Net cash provided by operating activities	$6,135	$9,400	$10,000	15%	18%
Cash purchases of property and equipment	(4,702)	(5,000)	(5,400)	2%	5%
Free Cash Flow	$1,433	$4,400	$4,600	45%	48%

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

T-Mobile US, Inc.
Reconciliation of Operating Measures to Branded Postpaid Service Revenues
(Unaudited)

The following tables illustrate the calculation of our operating measures ARPU and ABPU and reconcile these measures to the related service revenues:

(in millions, except average number of customers, ARPU and ABPU)	Quarter							Nine Months Ended September 30,
	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	2016	2017
Calculation of Branded Postpaid Phone ARPU
Branded postpaid service revenues	$4,302	$4,509	$4,647	$4,680	$4,725	$4,820	$4,920	$13,458	$14,465
Less: Branded postpaid other revenues	(182)	(193)	(193)	(205)	(225)	(255)	(294)	(568)	(774)
Branded postpaid phone service revenues	$4,120	$4,316	$4,454	$4,475	$4,500	$4,565	$4,626	$12,890	$13,691
Divided by: Average number of branded postpaid phone customers (in thousands) and number of months in period	29,720	30,537	30,836	30,842	31,564	32,329	32,852	30,364	32,248
Branded postpaid phone ARPU (1)	$46.21	$47.11	$48.15	$48.37	$47.53	$47.07	$46.93	$47.17	$47.17

Calculation of Branded Postpaid ABPU
Branded postpaid service revenues	$4,302	$4,509	$4,647	$4,680	$4,725	$4,820	$4,920	$13,458	$14,465
EIP billings	1,324	1,344	1,394	1,370	1,402	1,402	1,481	4,062	4,285
Lease revenues	342	367	353	354	324	234	159	1,062	717
Total billings for branded postpaid customers	$5,968	$6,220	$6,394	$6,404	$6,451	$6,456	$6,560	$18,582	$19,467
Divided by: Average number of branded postpaid customers (in thousands) and number of months in period	32,140	33,125	33,632	33,839	34,740	35,636	36,505	32,966	35,627
Branded postpaid ABPU	$61.90	$62.59	$63.38	$63.08	$61.89	$60.40	$59.89	$62.63	$60.71

Calculation of Branded Prepaid ARPU
Branded prepaid service revenues	$2,025	$2,119	$2,182	$2,227	$2,299	$2,334	$2,376	$6,326	$7,009
Divided by: Average number of branded prepaid customers (in thousands) and number of months in period	17,962	18,662	19,134	19,431	19,889	20,131	20,336	18,586	20,119
Branded prepaid ARPU	$37.58	$37.86	$38.01	$38.20	$38.53	$38.65	$38.93	$37.82	$38.71

(1)	Branded postpaid phone ARPU includes the reclassification of 43,000 DIGITS average customers and related revenue to the "Branded postpaid other customers" category for the second quarter of 2017.
Average Revenue Per User (ARPU) - Average monthly service revenues earned from customers. Service revenues for the specified period divided by the average customers during the period, further divided by the number of months in the period.
Branded postpaid phone ARPU excludes mobile broadband and DIGITS customers and related revenues.
Average Billings per User (ABPU) - Average monthly branded postpaid service revenues earned from customers plus monthly EIP billings and lease revenues divided by the average branded postpaid customers during the period, further divided by the number of months in the period. T-Mobile believes branded postpaid ABPU is indicative of estimated cash collections, including device financing payments, from T-Mobile's postpaid customers each month.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com